AMENDMENT TO CONSULTING AGREEMENT

     Amendment dated as of October 25, 2000 to the Consulting Agreement dated January 27, 1999 (the "Original Agreement") between Weststar Environmental, Inc., a Florida corporation (the "Company") and Environmental and Financial Consulting, Inc. ("Consultant").

     WHEREAS, the Original Agreement contained certain provisions which provided certain duties that the Consultant will not be able to perform, and

     WHEREAS, the Company and Consultant deem it in their best interest to amend the Original Agreement so as to clarify what duties the Consultant can perform.

     NOW THEREFORE, in consideration of the agreements set forth in the Amendment (defined below) and those contained in the Original Agreement, the parties agree as follows:

          A. CERTAIN DEFINITIONS.

               (a) Except as otherwise provided in this agreement, all words and terms defined in the Original Agreement, have the same meanings in this agreement as such defined words and terms are given in the Original Agreement.

               (b) "Agreement" means the Original Agreement dated January 27, 1999, as supplemented and amended by this agreement and as from time to time further supplemented and amended.

               (c) "Amendment" means this agreement dates as of October 25, 2000.

          B. SERVICES.

          Section 4 of the Original Agreement is amended to delete paragraph
     4(f).

          C. COMPENSATION.

          The first paragraph of Section 8 of the Original Agreement is deleted and replaced to read as follows:

               "8) COMPENSATION. The Company will pay to Consultant a finders fee of 10% of the gross selling price (price and debt) for any acquisition or merger candidate that is acceptable to the Company. The Company will pay to Consultant a finders fee of 10% of the gross amount of any bank financing arranged by Consultant. Said fee shall be paid as follows:"

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               Section 8(b) is deleted and replaced to read as follows:

                    "(b) Fee - Bank Financing. 100% of the fee will be in cash paid at the time of closing."

          D. EFFECT OF ORIGINAL AGREEMENT.

               Except as supplemented and amended by this Amendment and such conforming changes as necessary to reflect the modification herein, all of the provisions of the Original Agreement shall remain in full force and effect from and after the effective date of this Amendment.

               This Amendment has been duly authorized and approved by all required corporate action by the Company and does not violate the certificate of incorporation or by-laws of the Company.


                                         WESTSTAR ENVIRONMENTAL, INC.


                                         By: /s/ MICHAEL E. RICKS
                                                 ----------------------------
                                                 Michael E. Ricks, President



                                         ENVIRONMENTAL AND FINANCIAL
                                         CONSULTING, INC.


                                         By: /s/ WILLIAM PERRY
                                                 -------------------------
                                                 William Perry, President